Exhibit 3.6
Adopted by the Board of Directors as of June 19, 2006
BYLAWS
OF
MCJUNKIN DEVELOPMENT CORPORATION
A Delaware Corporation (the “Corporation”)
ARTICLE I — OFFICES
          Section 1.01 Location. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.
          Section 1.02 Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.
ARTICLE II — MEETINGS OF STOCKHOLDERS
          Section 2.01 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may designate, on the date specified in the notice of such annual meeting.
          Section 2.02 Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the President, by order of the Board of Directors, or at the request of stockholders owning a majority of the voting stock. Special meetings of stockholders shall be held at such place within or without the State of Delaware as shall be designated in the notice of such special meeting.
          Section 2.03 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.06, of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, for at least ten (10) days prior to the meeting, during ordinary business hours, to the examination of any stockholder for any purpose germane to the meeting. For purposes of stockholder examination, the list shall be either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if such place shall not be so specified, at the place where said meeting is to be held. The list shall also be produced and kept during the entire meeting, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or the books of the Corporation; or (ii) to vote in person or by proxy at any meeting of stockholders.
          Section 2.04 Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice shall be given not less than five (5) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at his address as the same appears on the records of the Corporation.
          Section 2.05 Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
          Section 2.06 Quorum. At any meeting of stockholders, except as otherwise expressly required by law, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. Less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder.
          Section 2.07 Voting. At any meeting of stockholders, each stockholder entitled to vote at such meeting shall have one (1) vote for each share of stock held by such stockholder.
          Unless otherwise provided by law, the Certificate of Incorporation, these Bylaws or agreement of the stockholders, the vote of the holders of a majority of shares present at a meeting which has a quorum is required for action by the stockholders.
          Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation, sufficient in law to support an irrevocable power.
          Section 2.08 Action by Consent of Stockholders. Unless otherwise provided or prevented by law, the Certificate of Incorporation, these Bylaws or agreement of the stockholders, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be executed by the stockholders entitled to vote thereon in accordance with Section 228 of the Delaware General Corporation Law.
ARTICLE III — BOARD OF DIRECTORS
          Section 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.
          Section 3.02 Number of Directors. The Board of Directors of the Corporation shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors.
          Section 3.03 Qualification. Directors need not be stockholders of the Corporation.
          Section 3.04 Election. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or agreement of the stockholders, directors of the Corporation shall be elected each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a majority of votes cast at such meeting.
          Section 3.05 Term. The Board of Directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or agreement of the stockholders, each director shall hold office for a term of one year or until his successor is elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.
          Section 3.06 Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President and the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise provided by law, any director may be removed at any time with or without cause by the stockholders at a special meeting called for such purpose by a majority vote cast at such meeting.
          Section 3.07 Vacancies. Vacancies in the Board of Directors and newly-created directorships resulting from an increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.
          If one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned at a future date, shall have the power to fill such vacancy or vacancies. The vote thereon shall take effect and the vacancy shall be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section.
          Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified, except in the event of the earlier termination of his office by reason of death, resignation, removal or other reason.
          Section 3.08 Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.
          Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other. The participation in such a meeting shall constitute presence in person at such meeting for all purposes. A person holding a general power of attorney for a member of the Board of Directors or a person holding a special power of attorney empowering such person to act for such member on the Board of Directors may participate in a meeting of the Board of Directors or in a meeting of any Committee of the Board of Directors on behalf of such member.
          The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Certificate of Incorporation, these Bylaws, or an agreement of the stockholders shall require a vote of a greater number.
          Section 3.09 Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors, or in relying in good faith upon other records of the Corporation.
          Section 3.10 Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. No notice of the annual meeting of the Board of Directors need be given if such meeting is held promptly after and at the place specified for the annual meeting of stockholders. Otherwise, such annual meeting shall be held at such time (but not more than thirty (30) days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.
          Section 3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held at least quarterly, at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting.
          Section 3.12 Special Meetings. Special meetings of the Board of Directors may be called from time to time by the President, and shall be called by the President or the Secretary upon written request of a majority of the entire Board of Directors directed to the President or Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.
          Section 3.13 Notice of Meetings; Waiver of Notice. Except as provided in this Section 3.13 and in Section 3.09, notice of any meeting of the Board of Directors must be given to all directors. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four (4) days before the day on which such special meeting is to be held; or (ii) if sent to him at such address by facsimile, telegraph or cable, not later than the day before the day on which such meeting is to be held; or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such special meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.
          Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telegram or cable and confirmed in writing), whether before or after the holding of such meeting, or if such director is present at such meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors then in office shall be present thereat.
          Section 3.14 Compensation of Directors. The Compensation Committee of the Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to outside directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.
          Section 3.15 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
          Section 3.16 Committees. The Board of Directors may, be resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors or the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
ARTICLE IV — OFFICERS
          Section 4.01 Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Chairman of the Board. One person may hold the offices and perform the duties of any two (2) or more of said principal offices except the offices and duties of President and Secretary. None of the principal officers need be directors of the Corporation.
          Section 4.02 Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.
          If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.
          Section 4.03 Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable. Each shall hold office for such period and have such authority and perform such duties as the Board of Directors, the President or any officer designated by the Board of Directors may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.
          Section 4.04 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

          Section 4.05 Removal of Officers. Any officer of the Corporation may be removed with or without cause by resolution adopted by a majority of all of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.
          Section 4.06 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.
          Section 4.07 Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:
               (i) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;
               (ii) To preside at all meetings of the stockholders;
               (iii) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and
               (iv) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
               The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board of Directors has not designated any other officer to be the Chief Executive Officer, then the Chairperson of the Board of Directors shall be the Chief Executive Officer.
          Section 4.08 President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairperson of the Board of Directors, and/or to any other officer, the President shall have the responsibility for the general management the control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.
          Section 4.09 Vice Presidents. In the absence or disability of the President or if the office of President is vacant, the Vice Presidents, in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designations in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.
          Section 4.10 Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of the Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President. In the absence or disability of the Secretary, any Assistant Secretary shall exercise the powers and perform the duties of the Secretary.
          Section 4.11 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.
          Section 4.12 Bond. The Board of Directors shall have the power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.
ARTICLE V — CAPITAL STOCK
          Section 5.01 Certificates for Stock. Each stockholder of the Corporation shall be entitled to a certificate signed by, or in the name of, the Corporation by the President or a

Vice President and by either the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of capital stock of the Corporation owned by such stockholder. The certificate shall bear the seat of the Corporation or a printed or engraved facsimile thereof
          In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.
          Section 5.02 Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate and, in the case of certificates which have been cancelled, the dates of cancellation thereof
          The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the only person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any person who is not a stockholder of record whether or not the Corporation shall have express or other notice thereof.
          Section 5.03 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.
          Section 5.04 Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.05) until such existing certificate shall have been cancelled.
          Section 5.05 Lost, Stolen, Destroyed or Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indenurify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.
          Section 5.06 Fixing of Record Dates. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to express consent to dissent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action.
          If no record date is fixed by the Board of Directors:
          (i) The record date for determining stockholders shall be at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the day on which the meeting is held;
          (ii) The record date for determining stockholders entitled to express consent to Corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;
          (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto; and
          (iv) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE VI — INDEMNIFICATION
          Section 6.01 Indemnification. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Indemnification will, however, only apply if he acted in good faith and in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          Section 6.02 Indemnification Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.
ARTICLE VII — MISCELLANEOUS PROVISIONS
          Section 7.01 Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used, in such manner as the Board of Directors may determine.
          Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
          Section 7.03 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
          Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
          Section 7.04 Execution of Instruments and Contracts. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons as the Board of Directors may from time to time designate.
          Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
          All applications, written instruments and papers required by any department of the United States government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more persons.
          Section 7.05 Relation to Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation.
ARTICLE VIII — AMENDMENTS
          Section 8.01 By Board of Directors. The power to amend or repeal the Bylaws is vested exclusively with the Board of Directors.